EXHIBIT 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
OF AUTO SEARCH CARS, INC. AND CURAXIS PHARMACEUTICAL CORPORATION

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of Auto Search Cars, Inc. (“Auto Search”) and Curaxis Pharmaceutical Corporation (“Curaxis”), adjusted to give effect to the acquisition of Auto Search by Curaxis for accounting purposes. The unaudited pro forma adjustments are described in the accompanying notes presented on the following pages. These adjustments do not give effect to any synergies that may be realized as a result of the Merger consummated on July 29, 2010 in accordance with the Amended Merger Agreement, nor do they give effect to any nonrecurring/unusual restructuring charges that may be incurred as a result of the integration of the two companies. As provided in the Amended Merger Agreement, the unaudited pro forma condensed combined financial statements assume that, at the effective time of the Merger, all of Auto Search’s common stock not subject to cancellation will convert into Curaxis common shares at the ratio of 1 to 1.

The unaudited pro forma condensed combined balance sheet as of June 30, 2010 gives effect to the proposed Merger as if it occurred on June 30, 2010 and combines the historical balance sheets of Auto Search and Curaxis as of June 30, 2010. The Curaxis balance sheet information was derived from its unaudited balance sheet as of June 30, 2010 included herein. The Auto Search balance sheet information was derived from its unaudited condensed balance sheet included in its Quarterly Report on Form 10Q for the quarterly period ended June 30, 2010.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2010 and the year ended December 31, 2009 are presented as if the Merger was consummated on January 1, 2009, and combines the historical results of Auto Search and Curaxis for the six months ended June 30, 2010 and the year ended December 31, 2009. The historical results of Curaxis were derived from its unaudited statement of operations for the six months ended June 30, 2010 and its audited statement of operations for the year ended December 31, 2009 included herein. The historical results of Auto Search were derived from its unaudited condensed statement of operations for the six months ended June 30, 2010 included in its Quarterly Report on Form 10Q for the quarterly period ended June 30, 2010 and its audited statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2009.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Auto Search and Curaxis been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of  the Amended Current Report on Form 8-K. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Curaxis for the six  months ended June 30, 2010  and for the year ended December 31, 2009 included herein, and the historical financial statements of Auto Search included in its Quarterly Report on Form 10Q for the quarterly period ended June 30, 2010, and the historical financial statements of Auto Search included in its Annual Report on Form 10-K for the year ended December 31, 2009.

Unaudited Pro Forma Condensed Combined Balance Sheet

	June 30, 2010
	Auto Search	Curaxis	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(In thousands)
Assets
Current assets:
Cash, cash equivalents	$1	$79	$(21	)(Bi)	$59
Accounts receivable from related parties		11			11
Prepaid expenses & other current assets		18			18
Total current assets	1	108	(21)		88
Property and equipment, net		-			-
Total assets	$1	$108	$(21)		$88
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7	$2,595	$		$2,602
Accrued expenses		1,191	(36	)(Bii)	1,155
Notes payable		2,593	100	(A)	2,693
Due to related party	14				14
Total current liabilities	21	6,379	64		6,464
Deferred purchase credit		500			500
Deferred revenue		1,727			1,727
Long-term debt		1,500			1,500
Total liabilities	21	10,106	64		10,191
Stockholders’ equity (deficit):
Preferred stock
Common stock	19	64	(18	)(A)	7
			(58	)(C)
Additional paid-in-capital	(11)	78,343	(82	)(A)	78,415
			(329	)(Biii)
			36	(Bii)
			428	(Biii)
			30	(C)
Accumulated deficit	(28)	(88,405)	(21	)(Bi)	(88,525)
			329	(Biii)
			(428	)(Biii)
			28	(C)
Total stockholders’ equity (deficit)	(20)	(9,998)	(85)		(10,103)
Total liabilities and stockholders’ equity (deficit)	$1	$108	$(21)		$88

Unaudited Pro Forma Condensed Combined Statement of Operations

	Six months ended June 30, 2010
	Auto Search	Curaxis	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(In thousands, except per share amounts)
Operating expenses:
Research and development	$	$42			$42
Selling and marketing
General and administrative	13	925	(86	)(Bi)	769
			(83	)(Biii)
Total operating expenses	13	967	(169)		811
Operating income (loss)	(13)	(967)	169		(811)
Gain on debt restructuring		204			204
Other income	11				11
Interest income(expense), net		(92)	(4	)(A)	(96)
Net income(loss)	$(2)	$(855)	165		$(692)
Net income (loss) per share-basic	$(0.00)	$0.01			$0.01
Net loss per share-diluted	$(0.00)	$0.01			$0.01
Weighted average shares of common stock outstanding-basic	188,980	63,819			71,693
Weighted average shares of common stock outstanding- diluted	188,980	63,819			71,693

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2009
	Auto Search	Curaxis	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(In thousands, except per share amounts)
Operating expenses:
Research and development	$	$132			$132
Selling and marketing
General and administrative	9	1,077	(36	)(Bii)	804
			(246	)(Biii)
Total operating expenses	9	1,209	(282)		936
Operating income (loss)	(9)	(1,209)	282		(936)
Gain on debt restructuring		6,562			6,562
Interest income(expense), net		(366)	(8	)(A)	(374)
Net income(loss)	$(9)	$4,987	274		$5,252
Net income (loss) per share-basic	$(0.00)	$0.09			$0.08
Net loss per share-diluted	$(0.00)	$0.08			$0.07
Weighted average shares of common stock outstanding-basic	2,077	57,699			66,705
Weighted average shares of common stock outstanding- diluted	2,077	60,701			73,769

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On February 8, 2010 Auto Search and Curaxis entered into the Merger Agreement pursuant to which Curaxis will merge with and into Auto Search. Auto Search will be the surviving corporation and will operate under the name Curaxis Pharmaceutical Corporation following the merger. On July 29, 2010, the parties executed an amendment to the Merger Agreement (the “Amended Merger Agreement) in order to amend the consideration paid for the cancellation of certain shares of the Corporation’s common stock.  Each outstanding share of Curaxis will be cancelled at the effective time of the merger and, in exchange therefore, Auto Search will issue shares of Auto Search common stock. Following the Merger, Curaxis stockholders will no longer have any interest in Curaxis, but will have an equity stake in Auto Search.  Immediately after the Merger, existing Auto Search stockholders are expected to represent 15% of the potential outstanding shares of Auto Search common stock and the former Curaxis stockholders are expected to own approximately 85% of the Auto Search common stock after giving effect to warrants issued in consideration of the Merger transaction.   The Merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code. The Merger closed on July 29, 2010.

Because Curaxis shareholders will own approximately 85% of the common stock of the combined company upon consummation of the Merger, Curaxis is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of Auto Search will be recorded as of the merger closing date at their estimated fair values.

The unaudited pro forma condensed combined financial statements assume that, immediately prior to the effective time of the Merger, all of Curaxis common stock will convert into Auto Search common shares at the ratio of 1 to 1.

2.	Method of Accounting

In December 2007, the FASB amended FASB ASC Topic 805, Business Combinations , (“FASB ASC 805) (formerly FASB Statement No. 141(R), Business Combinations ), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree, and the goodwill acquired in an acquisition. FASB ASC 805 also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.

ASC Topic 805 revises the definition of the acquisition date as the date the acquirer obtains control of the acquiree. This is typically the closing date, and is used to measure the fair value of the consideration paid. When the acquirer issues equity instruments as full or partial payment for the acquiree, the fair value of the acquirer’s equity instruments will be measured at the acquisition date, rather than an earlier measurement date (i.e. the merger announcement date). Transaction costs are excluded from the acquisition accounting. They are instead accounted for under other generally accepted accounting principles, which may mean the costs are expensed as incurred (e.g., due diligence costs), or, to the extent applicable, treated as a cost of issuing equity securities.

ASC Topic 805, as amended also retains the guidance in SFAS 141 for identifying and recognizing intangible assets separately from goodwill. However, as amended, the scope is broader than that of SFAS 141, which was applied to only business combinations in which control was obtained by transferring consideration. Since the transaction is expected to close after January 1, 2009, the application of ASC Topic 805, as amended, has been considered in arriving at the unaudited pro forma results.

3.	Pro Forma and Purchase Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant capital transactions occurring as a direct result of the proposed Merger and the acquisition of Auto Search by Curaxis for accounting purposes.

The pro forma adjustments are as follows:

(A) To reflect the cancelation of 181,285,000 shares of Auto Search common shares, par value $.0001, and consideration  to be paid including a Promissory note in the amount of $100,000 bearing interest at an annual rate of 8% payable on or before July 26, 2011  and the issuance of 3,589,460 warrants.  As stated by the Merger Agreement, the surviving Corporation will issue one common share for every one ordinary shares held by Auto Search shareholders for a total of 7,694,700 shares of the surviving corporation common stock. Adjustment has been made to the pro forma Statements of Operations for the six month period ended June 30, 2010 and the year ended December 31, 2009 to reflect estimated  interest expense  on the promissory note to be issued as consideration to be paid as part of the transaction..  The adjustments assume the promissory note is issued and no payments are made to reduce the balance through June 30, 2010.

Immediately following the effective time of the Merger and attributing ownership to warrants issued in consideration of the Merger, Curaxis shareholders will own approximately 85%, and Auto Search’s existing stockholders will own approximately 15%, of the common stock outstanding not giving consideration to dilutive warrants issued in connection with the transaction, of Curaxis, the surviving corporation.

(B) To reflect estimated costs to consummate the Merger and to register the shares issued in the Merger. Adjustment amount includes:

i
Fees payable for investment banking services, legal, accounting, printing and other consulting services totaling $86 thousand are reflected in the historical results of Auto Search and Curaxis at June 30, 2010.  In addition, there are fees for such services totaling $21 thousand that are not yet reflected in the historical results of Auto Search and Curaxis at June 30, 2010. These costs are not considered recurring costs of the combined corporation and accordingly, are not reflected in the pro forma Statement of Operations.

ii
The estimated fair value of 179,096 shares of common stock to be issued by Curaxis in exchange for legal services. The fair value of the shares of common stock to be issued is based on $0.20 per share, equivalent to the pricing of the Company’s most recent Bridge round of financing.  The calculated fair value of $36 thousand is reflected in the historical financial statements of Curaxis.   This cost is directly related to the Merger transaction and not considered a recurring cost of the combined corporation. Accordingly, the cost has been excluded from the Pro Forma Statement of Operations.

iii
The estimated fair value of warrants to be issued by Curaxis for investment advisory services rendered in connection with the Merger transaction. The total number of warrants to be issued by Curaxis is 2,149,148 with an estimated fair value of $428 thousand.   The fair value of the warrants to be issued by Curaxis for investment advisory services rendered was determined using a Black-Scholes valuation model in accordance with ASC 505-50 Equity-Based payments to Non-Employees.  Assumptions used in the underlying calculation included a risk-free interest rate of 2.34%, expected term of 5 years, expected volatility of 100% and expected dividends of 0%. At December 31, 2009, Curaxis had amortized $246 thousand of the expense associated with the warrants.  In addition, a prepaid balance of $83 thousand was recorded.  During the six month period ended June 30, 2010, the remaining prepaid balance of $83 thousand was amortized; the expense recognized associated with the warrants to be issued through the cumulative period ended June 30, 2010 totaled $329 thousand. The cost associated with the warrants is directly related to the Merger transaction and should not be reflected in the Pro forma Statement of Operations of the combined company.  Accordingly, we have excluded the costs previously recorded on the historical financial statements and reflected the full cost associated with the transaction through  additional paid –in-capital and accumulated deficit.

(C) To reflect the recapitalization of the capital structure as a result of the merger. Upon completion of the Merger, 71,886,470 shares of common stock of the parent corporation, par value of $.0001, will be outstanding.  The following table sets forth the calculation of the number of shares to be outstanding upon completion of the merger:

	at June 30, 2010
	Auto Search	Curaxis	Pro Forma Adjustments	Pro Forma Combined
	(In thousands)
Shares of common shares outstanding	188,980	64,012		252,992
Cancellation of 181,285,000 shares of Auto Search common shares as disclosed in Note 3	-	-	(181,285)	(181,285)
Common shares to be issued for legal services to be rendered in connection with the Merger transaction	-	-	179	179
	188,980	63,944	(181,106)	71,886

4.	Pro Forma Earnings per Share

In accordance with SFAS No. 128, Earnings per Share (“SFAS No. 128”), codified in ASC 260, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed similarly to basic net loss per share, except that the denominator is increased to include all potential dilutive common shares, including outstanding options and warrants. Potentially dilutive common shares have been excluded from the diluted loss per common share computation for the six month period ended June 30, 2010 because such securities have an anti dilutive effect on the pro forma combined loss per share due to the net losses reported for Auto Search and Curaxis for the respective period.

The following tables set forth reconciliations of the number of shares used in the pro forma basic and diluted EPS computation for the year ended December 31, 2009 and the six months ended June 30, 2010. All warrants and shares issued in connection with the transaction are considered issued and outstanding at January 1, 2009:

	at June 30, 2010
	ASC	Curaxis	Pro Forma Adjustments	Pro Forma Combined
	(In thousands)
Weighted average common shares outstanding	188,980	63,819		252,799
Cancellation of 181,285,000 shares of Auto Search common shares as disclosed in Note 3	-	-	(181,285)	(181,285)
Common shares to be issued for legal services to be rendered in connection with the Merger transaction	-	-	179	179
Weighted average shares of common stock outstanding-basic	188,980	63,819	(181,106)	71,693

	at December 31, 2009
	ASC	Curaxis	Pro Forma Adjustments	Pro Forma Combined
	(In thousands)
Weighted average common shares outstanding	2,077	57,699		59,776
91 to 1 forward share split of the common stock of Auto Search, $.0001 par value per share, effective January 12, 2010	-	-	186,903	186,903
Cancellation of 181,285,000 shares of Auto Search common shares as disclosed in Note 3	-	-	(181,285)	(181,285)
Additional shares of common stock of Curaxis issued subsequent to December 31, 2009 as part the Bridge Financing initiated by Curaxis in 2009		1,132		1,132
Common shares to be issued for legal services to be rendered in connection with the Merger transaction	-	-	179	179
Weighted average shares of common stock outstanding-basic	2,077	58,831	5,797	66,705
Dilutive securities Options and warrants	-	3,002		3002
Dilutive warrants to be issued in consideration for the cancellation of 181,285,000 shares of Auto Search common shares	-	-	3,572	3,572
Dilutive warrants to be issued in consideration for the investment advisory services rendered in connection with the transaction	-	-	490	490
	2,077	61,833	9,859	73,769